EXHIBIT 11
SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Three months ended June 30, 2006 and 2005

2006	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$41,996	27,506	$1.53

Effect of dilutive securities:
Restricted stock	—	447
Convertible debt	587	2,925
Stock options	—	273
Deferred shares	—	86

Diluted EPS:
Net income available to common stockholders and assumed conversions	$42,583	31,237	$1.36

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income from continuing operations	$30,967	27,251	$1.14
Net income from discontinued operations	1,111	27,251	0.04
Cumulative effect of change in accounting principle	—	27,251	—

Net income available to common stockholders	32,078	27,251	1.18

Effect of dilutive securities:
Restricted stock	—	437
Convertible debt	812	4,069
Stock options	—	325
Deferred shares	—	90

Diluted EPS:
Net income from continuing operations	31,779	32,172	0.99
Net income from discontinued operations	1,111	32,172	0.03
Cumulative effect of change in accounting principle	—	32,172	—

Net income available to common stockholders and assumed conversions	$32,890	32,172	$1.02

EXHIBIT 11
SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Six months ended June 30, 2006 and 2005

2006	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$81,975	27,208	$3.01

Effect of dilutive securities:
Restricted stock	—	505
Convertible debt	1,399	3,492
Stock options	—	301
Deferred shares	—	87

Diluted EPS:
Net income available to common stockholders and assumed conversions	$83,374	31,593	$2.64

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income from continuing operations	$65,976	27,178	$2.43
Net income from discontinued operations	1,708	27,178	0.06
Cumulative effect of change in accounting principle	495	27,178	0.02

Net income available to common stockholders	68,179	27,178	2.51

Effect of dilutive securities:
Restricted stock	—	525
Convertible debt	1,624	4,072
Stock options	—	355
Deferred shares	—	95

Diluted EPS:
Net income from continuing operations	67,600	32,225	2.10
Net income from discontinued operations	1,708	32,225	0.05
Cumulative effect of change in accounting principle	495	32,225	0.02

Net income available to common stockholders and assumed conversions	$69,803	32,225	$2.17